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                                                                      EXHIBIT 4

                             THE TIMBERLAND COMPANY

                            1987 STOCK OPTION PLAN
                       (AS AMENDED THROUGH MAY 18, 1995)

1.     PURPOSE
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     The purpose of this 1987 Stock Option Plan (the "Plan") is to advance the interests of The Timberland Company (the "Company") by enhancing the ability of the Company (a) to attract and retain employees who are in a position to make significant contributions to the success of the Company; (b) to reward employees for such contributions; and (c) to encourage employees to take into account the long-term interests of the Company through ownership of shares of the Company's Class A Common Stock (the "Stock").

     Options granted pursuant to the Plan may be incentive stock options as defined in section 422 of the Internal Revenue Code of 1986 (as it may from time to time be amended) (the "Code") (any option that is intended so to qualify as an incentive stock option being referred to herein as an "incentive option"), or options that are not incentive options, or both.

2.     ADMINISTRATION
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     The Plan shall be administered by the Board of Directors of the Company
(the "Board").

     The Board may, in its discretion, delegate its powers with respect to the Plan to a committee (the "Committee"), in which event all references herein to the Board shall be deemed to be references to the Committee, provided that the Board may not so delegate its powers to amend or terminate the Plan in accordance with the last sentence of Section 8 below. The Committee shall consist of at least three Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. Following any registration of the Stock under the Securities Exchange Act of 1934 (the "Act"), all members of the Committee shall be disinterested persons within the meaning of Rule 16b-3 under the Act.

     The Board shall have authority, not inconsistent with the express provisions of the Plan; (a) to grant options to such eligible employees as the Committee may select; (b) to determine the time or times when options shall be granted and the number of shares of Stock subject to each option; (c) to determine which options are, and which options are not, incentive options; (d) to determine the terms and conditions of each option; (e) to prescribe the form or forms of instruments evidencing options and any other instruments required under the Plan and to change such forms from time to time; (f) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (g) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Subject to Section 8 the Board shall also have the authority, both generally and in particular instances, to waive compliance by an employee with any obligation to be performed by him under an option and to waive any condition or


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provision of an option, except that the Board may not, in the case of an incentive option, other than in accordance with Section 4(c), (i) increase the total number of shares covered by the option, (ii) extend the term of the option to more than ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in Section 6(b) below), or
(iii) unless the optionee consents, reduce the option exercise price per share or otherwise cause a modification, extension or renewal (within the meaning of section 424(h) of the Code) of the option. All such determinations and actions of the Board shall be conclusive and shall bind all parties.

3.     EFFECTIVE DATE AND TERM OF PLAN
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     The Plan shall become effective upon the date on which the Plan is approved by the shareholders of the Company. Grants of options under the Plan may be made prior to that date (but after adoption of the Plan by the Board of Directors), subject to approval of the Plan by such shareholders.

     No option shall be granted under the Plan after the completion of ten years from the date on which the Plan was adopted by the Board of Directors, but options previously granted may extend beyond that date.

4.     SHARES SUBJECT TO THE PLAN
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     (a)     NUMBER OF SHARES.  Subject to adjustment as provided in Section
4(c), the maximum aggregate number of shares of Stock that may be delivered upon the exercise of options granted under the Plan shall be 2,100,000. If any option granted under the Plan terminates without having been exercised in full, the number of shares of stock as to which such option was not exercised shall be available for future grants within the limits set forth in this Section 4(a).

     (b) SHARES TO BE DELIVERED. Shares delivered under the Plan shall be authorized but unissued Stock or, if the Board so decides in its sole discretion, previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock shall be delivered under the Plan.

     (c) CHANGES IN STOCK. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capital stock, the number and kind of shares of stock or securities of the Company subject to options then outstanding or subsequently granted under the Plan, the maximum number of shares or securities that may be delivered under the Plan, the exercise price, and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

     The Board may also adjust the number of shares subject to outstanding options, the exercise price of outstanding options and the terms of outstanding options, to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in Section 6(i)), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an incentive option if it

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would constitute a modification, extension or renewal of the option within the meaning of section 424(h) of the Code.

     (d) REPLACEMENT OPTIONS. The Board may grant options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary or the acquisition by the Company or a subsidiary of property or stock of the employing corporation. The Board may direct that the replacement options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

5.     ELIGIBILITY FOR OPTIONS
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     Employees eligible to receive options under the Plan shall be those employees of the Company and its subsidiaries who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or such subsidiaries. A subsidiary for purposes of the Plan shall be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

     Directors who are not employees shall not be eligible to participate in the Plan. Incentive options shall be granted only to "employees" as defined in the provisions of the Code or regulations thereunder applicable to incentive stock options. Receipt of options under the Plan or of awards under any other employee benefit plan of the Company or any of its subsidiaries shall not preclude an employee from receiving options or additional options under the Plan.

6.     TERMS AND CONDITIONS OF OPTIONS
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     (a)     AGGREGATE VALUE OF COMMON STOCK SUBJECT TO INCENTIVE STOCK
OPTIONS. Solely for the purposes of determining whether an option granted under the Plan will be treated for federal income tax purposes as an incentive option or an option that is not an incentive option, the aggregate fair market value (determined as of the time of grant) of the Stock with respect to which incentive options are exercisable for the first time by an employee during any calendar year (under all plans of his employer corporation and its parent and subsidiary corporations, as those terms are used in section 422(d) of the Code) shall not exceed $100,000. This Section 6(a) shall be construed and applied in accordance with section 422(d) of the Code and the regulations, if any, promulgated thereunder.

     (b) EXERCISE PRICE. The exercise price of each option shall be determined by the Board but in the case of an incentive option shall not be less than 100% (110%, in the case of an incentive option granted to a ten-percent shareholder) of the fair market value per share of the Stock at the time the incentive option is granted; nor shall the exercise price of any option be less, in the case of an original issue of authorized stock, than par value per share. In the case of employees who are subject to Section 16 of the Act, the exercise price of an option shall not be less than 50% of the fair market value of the Stock on the date of the grant. For this purpose, "fair market value" in the case of incentive options shall have the same meaning


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as it does in the provisions of the Code and the regulations thereunder applicable to incentive options; and "ten-percent shareholder" shall mean any employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its parent or subsidiary corporations.

     (c) DURATION OF OPTIONS. In no case shall an option be exercisable more than ten years (five years, in the case of an incentive option granted to a "ten-percent shareholder" as defined in (b) above) from the date the option was granted.

     (d)   EXERCISE OF OPTIONS.

    (1) Each option shall be made exercisable at such time or times, whether or not in installments, as the Board shall prescribe at the time an option is granted.

           In the case of an option not immediately exercisable in full, the Board may at any time accelerate the time at which all or any part of the option may be exercised.

    (2) The award forms or other instruments evidencing incentive options shall contain such provisions relating to exercise and other matters as are required of incentive options under the applicable provisions of the Code and the regulations thereunder, as from time to time in effect.

    (3) Any exercise of an option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (a) the option certificate and any other documents required by the Board and
           (b) payment in full for the number of shares for which the option is exercised.

    (4) In the case of an option that is not an incentive option, the Board shall have the right to require that the individual exercising the option remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Stock pursuant to the exercise of the option. In the case of an incentive option, if at the time the option is exercised the Board determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the individual exercising the option agree (i) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code and the regulations thereunder) of Stock received upon exercise, and (ii) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

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     (5)  If an option is exercised by the executor or administrator of a deceased employee, or by the person or persons to whom the option has been transferred by the employee's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the option.

     (e) PAYMENT FOR AND DELIVERY OF STOCK. Stock purchased under the Plan shall be paid for as follows: (i) in cash or by certified check, bank draft or money order payable to the order of the Company or (ii) if so permitted by the terms of the option, (A) through the delivery of shares of Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price or (B) by a combination of cash and Stock as provided in clauses (i) and (ii)(A) above or (iii) if so permitted by the terms of the option, by delivery of a promissory note of the employee containing such terms and conditions, including without limitation interest rate and maturity, as the Board may specify in the option (except that the option may provide that the rate of interest on the note will be such rate as is sufficient at all times to avoid the imputation of any interest under the applicable provision of the
Code), or by a combination of cash (or cash and Stock) and such a promissory note; provided, that if the Stock delivered upon exercise of the option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock shall be paid in cash, in Stock or by a combination of cash and Stock.

     An option holder shall not have the rights of a shareholder with regard to awards under the Plan except as to Stock actually received by him under the Plan.

     The Company shall not be obligated to deliver any shares of Stock (a) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     (f) NONTRANSFERABILITY OF OPTIONS. No option may be transferred other than by will or by the laws of descent and distribution, and during an employee's lifetime an option may be exercised only by him.

     (g) DEATH. If an employee's employment with the Company and its subsidiaries terminates by reason of death, upon death, each option held by the employee immediately prior to death shall become immediately exercisable and shall remain exercisable by his executor or administrator, or by the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the employee's death (subject, however, to the limitations of Section 6(c) regarding the maximum exercise period for such option).


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     (h)    OTHER TERMINATION OF EMPLOYMENT.  If an employee's employment with the Company and its subsidiaries terminates for any reason other than death, all options held by the employee that are not then exercisable shall terminate. Options that are exercisable on the date of termination shall continue to be exercisable for a period of three months (subject to Section 6(c) and the last sentence of Section 6(g)) unless the employee was discharged for cause which in the opinion of the Board casts such discredit on him as to justify termination of his options. After completion of that three-month period, such options shall terminate to the extent not previously exercised, expired or terminated. For purposes of this Section 6(h), employment shall not be considered terminated (i) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the employee's right to reemployment is guaranteed either by statute or by contract, or (ii) in the case of a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

     (i) MERGERS, ETC. In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single Person (as defined below) or several Persons acting in concert own a majority of the Company's then outstanding voting common stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding options shall become exercisable, immediately prior to the consummation of such Transaction. Upon consummation of the Transaction, all outstanding options shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting common stock of the acquiring or surviving corporation or other entity and (b) no single Person owns more than half of the outstanding voting common stock of the acquiring or surviving corporation or other entity, unless such Person was a stockholder of the Company on February 3, 1987 or is at the time an Affiliate of any such stockholder. For purposes of this Section, voting common stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting common stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

     In lieu of the provisions of the immediately preceding paragraph, if there is an acquiring or surviving corporation or entity, the Board may, by vote of a majority of the members of the Board who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to employees holding outstanding options replacement options which, in the case of incentive options, satisfy, in the determination of the Board, the requirements of Section 424(e) of the Code.

     The term "Continuing Director" shall mean any director of the Company who
(i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on February 3, 1987 or (B) nominated for his or her initial

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term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding
Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company, any trustee in respect thereof acting in such capacity or any Person which was a stockholder of the Company on February 3, 1987 or is at the time an Affiliate of any such stockholder shall, for purposes of this Section, be deemed an "Acquiring Person". The term "Affiliate" with respect to any Person, shall mean any other Person who is, or would be deemed to be, an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act, as such rule is in effect on June 1, 1986. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

         (j) ANNUAL LIMITATION ON GRANTS. Effective May 18, 1995, the maximum number of shares of Stock for which options may be granted under the Plan to any participant in any calendar year is 150,000. For this purpose, the replacement or repricing of options will constitute a new grant. To the extent consistent with Section 162(m) of the Code, the 150,000 limit set forth in the first sentence of this paragraph shall be adjusted by the Committee to reflect changes in capitalization described in the first paragraph of
Section 4(c).

7.     EMPLOYMENT RIGHTS
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     Neither the adoption of the Plan nor the grant of options shall confer upon any employee any right to continued employment with the Company or any parent or subsidiary or affect in any way the right of the Company or parent or subsidiary to terminate the employment of an employee at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in options granted under this Plan shall not constitute an element of damages in the event of termination of the employment of an employee even if the termination is in violation of an obligation of the Company to the employee by contract or otherwise.

8.     EFFECT OF DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION
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     Neither adoption of the Plan nor the grant of options to an employee shall affect the Company's right to grant to such employee options that are not subject to the Plan, to issue to such employees Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to employees.

     The Board may at any time discontinue granting options under the Plan. With the consent of the employee, the Board may at any time cancel an existing option in whole or in part and grant the employee another option for such number of shares as the Board specifies. The Board may at any time or times amend the Plan for the purpose of satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations and the Board may amend the Plan for any other purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options, provided that (except to the extent

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expressly required or permitted hereinabove) no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options already granted hereunder would not be considered incentive stock options under section 422 of the Code, or (f) amend the provision of this Section 8, and no such amendment shall adversely affect the rights of any employee (without his consent) under any option previously granted.